Exhibit 10.20

June 17, 2013

VIA EMAIL

Mr. Robert O’Boyle

AMENDMENT OF OFFER OF EMPLOYMENT WITH LIQUID HOLDINGS GROUP, LLC

Reference is made to the February 24, 2013 offer letter from Liquid Holdings Group, LLC (“LIQUID”) to you in connection with your employment at LIQUID, a copy of which is attached. As discussed, we have proposed modifying the terms of numbered paragraph 7 on page two of that letter to include a time-based maintenance requirement on the $300 million market capitalization trigger set forth in that section. We propose replacing that paragraph with the following:

7. Following an Initial Public Offering (“IPO”) of LIQUID on a nationally recognized securities exchange, upon the average daily closing market capitalization of LIQUID on such nationally recognized securities exchange reaching $300 million or more over a consecutive sixty (60) day period, you will be awarded 0.25% of LIQUID in the form of immediately vesting Restricted Stock Units (“RSUs”).

If this amendment is acceptable to you, please sign and date this letter and return it to me at your earliest convenience.

Best regards, /s/ Brian M. Storms Brian M. Storms CEO	AGREED AND ACCEPTED: /s/ Robert O’Boyle Date: June 17, 2013